Exhibit 99.1
First Western Reports Third Quarter 2023 Financial Results
Third Quarter 2023 Summary
•Net revenue increased $2.0 million, or 9.6%, to $22.5 million in Q3 2023, compared to $20.6 million in Q2 2023
•Net income available to common shareholders of $3.1 million in Q3 2023, compared to $1.5 million in Q2 2023 and $6.2 million in Q3 2022
•Diluted EPS of $0.32 in Q3 2023, compared to $0.16 in Q2 2023 and $0.64 in Q3 2022
•Book value per common share increased to $25.76, or 1.5%, from $25.38 as of Q2 2023, and was up 4.1% from $24.74 as of Q3 2022
•Total deposits increased to $2.42 billion, or 1.9%, from $2.38 billion as of Q2 2023, and were up 11.7% from $2.17 billion as of Q3 2022
Denver, Colo., October 19, 2023 – First Western Financial, Inc. (“First Western” or the “Company”) (NASDAQ: MYFW), today reported financial results for the third quarter ended September 30, 2023.
Net income available to common shareholders was $3.1 million, or $0.32 per diluted share, for the third quarter of 2023. This compares to $1.5 million, or $0.16 per diluted share, for the second quarter of 2023, and $6.2 million, or $0.64 per diluted share, for the third quarter of 2022.

Scott C. Wylie, CEO of First Western, commented, "We delivered another quarter of strong financial performance and generated $4.6 million in pre-tax, pre-provision income, an increase of 17% from the prior quarter, while continuing to operate with a conservative approach, prioritizing prudent risk management, and maintaining high levels of liquidity, capital and reserves. While remaining disciplined in our underwriting and pricing criteria, we had our largest quarter of new loan production so far this year, which reflects the strength of the clients that we work with and the attractive lending opportunities that we are seeing throughout our markets. Importantly, we continue to see good results from our focus on deposit gathering, and our deposit growth outpaced our loan growth during the third quarter.

"We believe that our success in executing well on those areas that we can control, such as balance sheet management, attracting new clients, providing exceptional service to existing clients, and tightly managing expenses, will help us to continue to offset the impact from the challenging macro environment and deliver strong financial results for our shareholders in the near term. Over the long term, we believe we are very well positioned to consistently add new clients, realize more operating leverage as we increase our scale, generate profitable growth, and create additional value for shareholders," said Mr. Wylie.

	For the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2022
Earnings Summary
Net interest income	$16,766	$18,435	$23,062
Provision for credit losses(1)	329	1,843	1,756
Total non-interest income	6,099	3,962	6,189
Total non-interest expense	18,314	18,519	19,260
Income before income taxes	4,222	2,035	8,235
Income tax expense	1,104	529	2,014
Net income available to common shareholders	3,118	1,506	6,221
Adjusted net income available to common shareholders(2)	3,140	2,440	6,337
Basic earnings per common share	0.33	0.16	0.66
Adjusted basic earnings per common share(2)	0.33	0.25	0.67
Diluted earnings per common share	0.32	0.16	0.64
Adjusted diluted earnings per common share(2)	0.32	0.25	0.66

Return on average assets (annualized)	0.44%	0.21%	0.97%
Adjusted return on average assets (annualized)(2)	0.45	0.35	0.99
Return on average shareholders' equity (annualized)	5.08	2.49	10.70
Adjusted return on average shareholders' equity (annualized)(2)	5.12	4.04	10.90
Return on tangible common equity (annualized)(2)	5.82	2.86	12.28
Adjusted return on tangible common equity (annualized)(2)	5.86	4.64	12.51
Net interest margin	2.46	2.73	3.74
Efficiency ratio(2)	78.76	74.42	64.94
____________________
(1) Provision for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.
(2) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Operating Results for the Third Quarter 2023
Revenue
Total income before non-interest expense was $22.5 million for the third quarter of 2023, an increase of 9.6%, compared to $20.6 million for the second quarter of 2023. Gross revenue(1) was $23.1 million for the third quarter of 2023, a decrease of 6.6%, from $24.8 million for the second quarter of 2023. The decrease was primarily driven by a decrease in net interest income as a result of higher interest expense primarily due to higher deposit costs, offset partially by higher interest income. Relative to the third quarter of 2022, Total income before non-interest expense decreased 18.0% from $27.5 million. Relative to the third quarter of 2022, gross revenue decreased 21.0% from $29.3 million. The decrease was driven by a decrease in net interest income as a result of higher interest expense due to higher deposit costs, offset partially by higher interest income.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Net Interest Income
Net interest income for the third quarter of 2023 was $16.8 million, a decrease of 9.1% from $18.4 million in the second quarter of 2023. Relative to the third quarter of 2022, net interest income decreased 27.3% from $23.1 million. The decreases were due to higher interest expense driven primarily by higher deposit costs, offset partially by higher interest income.

Net Interest Margin
Net interest margin for the third quarter of 2023 decreased 27 basis points to 2.46% from 2.73% reported in the second quarter of 2023. During the third quarter of 2023, net interest margin was negatively impacted by the addition of $45.9 million of non-performing assets, resulting in a 20 basis point decrease. Average cost of deposits increased 26 basis points in the third quarter of 2023 compared to the second quarter of 2023 driven by a rising rate environment and a highly competitive deposit market.
The yield on interest-earning assets decreased 3 basis points to 5.35% in the third quarter of 2023 from 5.38% in the second quarter of 2023 and the cost of interest-bearing deposits increased 31 basis points to 3.75% in the third quarter of 2023 from 3.44% in the second quarter of 2023.
Relative to the third quarter of 2022, net interest margin decreased from 3.74%, primarily due to a 244 basis point increase in average cost of deposits, offset partially by a 94 basis point increase in loan yields.
Non-interest Income
Non-interest income for the third quarter of 2023 was $6.1 million, an increase of 53.9%, from $4.0 million in the second quarter of 2023. The increase was partially driven by growth in Trust and advisory fees during the third quarter of 2023, as well as a $1.2 million impairment to the carrying value of contingent consideration assets recorded in the second quarter of 2023, not recurring in the third quarter of 2023. The increase in non-interest income was further driven by losses of $1.1 million recorded on loans accounted for under the fair value option during the second quarter of 2023, compared to $0.3 million of losses recorded during the third quarter of 2023.
Relative to the third quarter of 2022, non-interest income decreased 1.5% from $6.2 million. The decrease was primarily due to a decrease in bank fees and losses on loans accounted for under the fair value option, partially offset by an increase in Trust and investment management fees.
Non-interest Expense
Non-interest expense for the third quarter of 2023 decreased 1.1% to $18.3 million, from $18.5 million in the second quarter of 2023, driven primarily by lower salaries and employee benefits related to staffing reductions to better align with lower revenue. Relative to the third quarter of 2022, non-interest expense decreased 4.9% from $19.3 million, driven primarily by lower salaries and employee benefits related to staffing reductions to better align with lower revenue, as well as a decrease in Professional services.
The Company’s efficiency ratio(1) was 78.8% in the third quarter of 2023, compared with 74.4% in the second quarter of 2023 and 64.9% in the third quarter of 2022.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Income Taxes
The Company recorded income tax expense of $1.1 million for the third quarter of 2023, representing an effective tax rate of 26.1%, compared to 26.0% for the second quarter of 2023 and 24.5% for the third quarter of 2022.
Loans
Total loans held for investment were $2.54 billion as of September 30, 2023, an increase of 1.4% from $2.50 billion as of June 30, 2023, due to loan growth primarily in our construction and development, residential mortgage, and commercial and industrial portfolios. Relative to the third quarter of 2022, total loans held for investment increased 7.7% from $2.35 billion as of September 30, 2022, attributable to loan growth primarily in our construction and development and residential mortgage portfolios. The growth in our construction and development portfolio was driven by draws on existing commitments, partially offset by payoffs.

Deposits
Total deposits were $2.42 billion as of September 30, 2023, an increase of 1.9% from $2.38 billion as of June 30, 2023, as a result of new and expanded deposit relationships. Relative to the third quarter of 2022, total deposits increased 11.7% from $2.17 billion as of September 30, 2022, driven primarily by new and expanded deposit relationships.
Borrowings
Federal Home Loan Bank (“FHLB”) and Federal Reserve borrowings were $259.9 million as of September 30, 2023, a decrease of $52.7 million from $312.6 million as of June 30, 2023, driven primarily by a net pay down on the Company's FHLB line of credit during the third quarter of 2023. Relative to the third quarter of 2022, borrowings decreased $13.3 million from $273.2 million as of September 30, 2022, driven by a year-over-year net pay down on the Company's FHLB line of credit, partially offset by an increase in term advances.
Subordinated notes were $52.3 million as of September 30, 2023, an increase of $0.1 million from $52.2 million as of June 30, 2023. Subordinated notes increased $19.7 million from $32.6 million as of September 30, 2022.
Assets Under Management

Assets Under Management ("AUM") decreased by $108.2 million during the third quarter to $6.40 billion as of September 30, 2023, compared to $6.50 billion as of June 30, 2023. This decrease was primarily attributable to a decrease in market values throughout the third quarter 2023, resulting in a decrease in the value of AUM balances. Total AUM increased by $477.4 million compared to September 30, 2022 from $5.92 billion, which was primarily attributable to improving market conditions year-over-year resulting in an increase in the value of AUM.
Credit Quality
Non-performing assets totaled $56.1 million, or 1.87% of total assets, as of September 30, 2023, compared to $10.3 million, or 0.36% of total assets, as of June 30, 2023. The increase was primarily attributable to four additional loans, under one relationship, moving to non-accrual during the third quarter of 2023, totaling $42.2 million. As of September 30, 2022, non-performing assets totaled $3.9 million, or 0.14% of total assets. Relative to the third quarter of 2022, the increase in non-performing assets was driven primarily by the addition of $42.2 million in loans, under one relationship, during the third quarter of 2023, and $8.9 million in loans at the end of the fourth quarter of 2022.
During the third quarter of 2023, the Company recorded a provision expense of $0.3 million, compared to a provision expense of $1.8 million in the second quarter of 2023 and a $1.8 million provision expense in the third quarter of 2022. The provision recorded in the third quarter of 2023 reflects a $2.0 million allowance on individually analyzed loans, partially offset by the impact of improved economic forecasts and a favorable change in loan mix.

Capital
As of September 30, 2023, First Western (“Consolidated”) and First Western Trust Bank (“Bank”) exceeded the minimum capital levels required by their respective regulators. As of September 30, 2023, the Bank was classified as “well capitalized,” as summarized in the following table:

September 30,
2023
Consolidated Capital
Tier 1 capital to risk-weighted assets	9.32%
Common Equity Tier 1 ("CET1") to risk-weighted assets	9.32
Total capital to risk-weighted assets	12.45
Tier 1 capital to average assets	7.96

Bank Capital
Tier 1 capital to risk-weighted assets	10.42
CET1 to risk-weighted assets	10.42
Total capital to risk-weighted assets	11.31
Tier 1 capital to average assets	8.88
Book value per common share increased 1.5% from $25.38 as of June 30, 2023 to $25.76 as of September 30, 2023. Book value per common share was up 4.1% from $24.74 as of September 30, 2022. The adoption of CECL on January 1, 2023 resulted in a $0.56 reduction of book value per common share.
Tangible book value per common share(1) increased 1.8% from $22.03 as of June 30, 2023, to $22.42 as of September 30, 2023. Tangible book value per common share was up 5.0% from $21.35 as of September 30, 2022. The adoption of CECL on January 1, 2023 resulted in a $0.56 reduction of tangible book value per common share.
(1) Represents a Non-GAAP financial measure. See “Reconciliations of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
Conference Call, Webcast and Slide Presentation
The Company will host a conference call and webcast at 10:00 a.m. MT/ 12:00 p.m. ET on Friday, October 20, 2023. Telephone access: https://register.vevent.com/register/BI2dd97974afa54016910a3d47035cf03b
A slide presentation relating to the third quarter 2023 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at https://myfw.gcs-web.com.
About First Western
First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming, California, and Montana. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.

Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include “Tangible Common Equity,” “Tangible Common Book Value per Share,” “Return on Tangible Common Equity,” “Efficiency Ratio,” “Gross Revenue,” “Allowance for Credit Losses to Adjusted Loans,” “Adjusted Net Income Available to Common Shareholders,” “Adjusted Basic Earnings Per Share,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” and “Adjusted Return on Tangible Common Equity”. The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s financial position and performance. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliation of non-GAAP financial measures, to GAAP financial measures are provided at the end of this press release.

Forward-Looking Statements
Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “position,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the lack of soundness of other financial institutions or financial market utilities may adversely affect the Company; the Company’s ability to engage in routine funding and other transactions could be adversely affected by the actions and commercial soundness of other financial institutions; financial institutions are interrelated because of trading, clearing, counterparty or other relationships; defaults by, or even rumors or questions about, one or more financial institutions or financial market utilities, or the financial services industry generally, may lead to market-wide liquidity problems and losses of client, creditor and counterparty confidence and could lead to losses or defaults by other financial institutions, or the Company; integration risks and projected cost savings in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Contacts:
Financial Profiles, Inc.
Tony Rossi
310-622-8221
MYFW@finprofiles.com
IR@myfw.com

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except per share amounts)	2023	2023	2022
Interest and dividend income:
Loans, including fees	$34,141	$33,583	$24,988
Loans accounted for under the fair value option	300	351	513
Investment securities	607	627	653
Interest-bearing deposits in other financial institutions	1,292	1,666	533
Dividends, restricted stock	141	145	108
Total interest and dividend income	36,481	36,372	26,795

Interest expense:
Deposits	17,467	15,864	2,706
Other borrowed funds	2,248	2,073	1,027
Total interest expense	19,715	17,937	3,733
Net interest income	16,766	18,435	23,062
Less: provision for credit losses(1)	329	1,843	1,756
Net interest income, after provision for credit losses(1)	16,437	16,592	21,306

Non-interest income:
Trust and investment management fees	4,846	4,602	4,639
Net gain on mortgage loans	654	774	728
Bank fees	427	591	587
Risk management and insurance fees	145	103	115
Income on company-owned life insurance	96	91	88
Net loss on loans accounted for under the fair value option	(252)	(1,124)	(134)
Unrealized (loss)/gain recognized on equity securities	(19)	(11)	75
Net gain on equity interests	—	—	6
Other	202	(1,064)	85
Total non-interest income	6,099	3,962	6,189
Total income before non-interest expense	22,536	20,554	27,495

Non-interest expense:
Salaries and employee benefits	10,968	11,148	11,566
Occupancy and equipment	1,807	1,939	1,836
Professional services	1,867	1,858	2,316
Technology and information systems	906	831	1,172
Data processing	1,159	1,052	888
Marketing	355	379	403
Amortization of other intangible assets	62	62	77
Net gain on assets held for sale	—	—	(1)
Net gain on sale of other real estate owned	—	—	(41)
Other	1,190	1,250	1,044
Total non-interest expense	18,314	18,519	19,260
Income before income taxes	4,222	2,035	8,235
Income tax expense	1,104	529	2,014
Net income available to common shareholders	$3,118	$1,506	$6,221
Earnings per common share:
Basic	$0.33	$0.16	$0.66
Diluted	0.32	0.16	0.64
(1) Provision for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Assets
Cash and cash equivalents:
Cash and due from banks	$6,439	$6,285	$8,308
Interest-bearing deposits in other financial institutions	265,045	291,283	156,940
Total cash and cash equivalents	271,484	297,568	165,248

Held-to-maturity securities, at amortized cost (fair value of $66,487, $69,551 and $78,624, respectively), net of allowance for credit losses	75,539	77,469	84,257
Correspondent bank stock, at cost	11,305	13,518	12,783
Mortgage loans held for sale, at fair value	12,105	19,746	12,743
Loans (includes $15,464, $17,523, and $22,871 measured at fair value, respectively)	2,530,459	2,495,582	2,351,322
Allowance for credit losses(1)	(23,175)	(22,044)	(16,081)
Loans, net	2,507,284	2,473,538	2,335,241
Premises and equipment, net	25,410	25,473	24,668
Accrued interest receivable	11,633	11,135	8,451
Accounts receivable	5,292	5,116	5,947
Other receivables	3,052	3,331	2,868
Other real estate owned, net	—	—	187
Goodwill and other intangible assets, net	31,916	31,977	32,181
Deferred tax assets, net	6,624	7,202	6,849
Company-owned life insurance	16,429	16,333	16,064
Other assets	24,680	23,240	21,212
Total assets	$3,002,753	$3,005,646	$2,728,699

Liabilities
Deposits:
Noninterest-bearing	$476,308	$514,241	$662,055
Interest-bearing	1,943,688	1,861,153	1,505,392
Total deposits	2,419,996	2,375,394	2,167,447
Borrowings:
Federal Home Loan Bank and Federal Reserve borrowings	259,930	312,600	273,225
Subordinated notes	52,279	52,223	32,584
Accrued interest payable	3,203	1,788	664
Other liabilities	21,089	21,399	19,917
Total liabilities	2,756,497	2,763,404	2,493,837

Shareholders’ Equity
Total shareholders’ equity	246,256	242,242	234,862
Total liabilities and shareholders’ equity	$3,002,753	$3,005,646	$2,728,699
(1) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Loan Portfolio
Cash, Securities, and Other(1)	$148,669	$150,679	$154,748
Consumer and Other	23,975	21,866	27,781
Construction and Development	349,436	313,227	228,060
1-4 Family Residential	913,085	878,670	822,796
Non-Owner Occupied CRE	527,377	561,880	527,836
Owner Occupied CRE	208,341	218,651	220,075
Commercial and Industrial	349,515	338,679	350,954
Total	2,520,398	2,483,652	2,332,250
Loans accounted for under the fair value option	16,105	18,274	22,648
Total loans held for investment	2,536,503	2,501,926	2,354,898
Deferred (fees) costs and unamortized premiums/(unaccreted discounts), net(2)	(6,044)	(6,344)	(3,576)
Loans (includes $15,464, $17,523, and $22,871 measured at fair value, respectively)	$2,530,459	$2,495,582	$2,351,322
Mortgage loans held for sale	12,105	19,746	12,743

Deposit Portfolio
Money market deposit accounts	$1,388,726	$1,297,732	$1,010,846
Time deposits	373,459	376,147	186,680
Negotiable order of withdrawal accounts	164,000	168,537	277,225
Savings accounts	17,503	18,737	30,641
Total interest-bearing deposits	1,943,688	1,861,153	1,505,392
Noninterest-bearing accounts	476,308	514,241	662,055
Total deposits	$2,419,996	$2,375,394	$2,167,447
____________________
(1) Includes PPP loans of $4.9 million as of September 30, 2023, $5.6 million as of June 30, 2023, and $7.7 million as of September 30, 2022.
(2) Includes fair value adjustments on loans held for investment accounted for under the fair value option.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Average Balance Sheets
Assets
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$102,510	$135,757	$101,564
Federal funds sold	—	—	260
Investment securities	78,057	80,106	87,340
Correspondent bank stock	7,162	8,844	4,924
Loans	2,502,419	2,471,587	2,241,343
Interest-earning assets	2,690,148	2,696,294	2,435,431
Mortgage loans held for sale	12,680	15,841	11,535
Total interest-earning assets, plus mortgage loans held for sale	2,702,828	2,712,135	2,446,966
Allowance for credit losses(1)	(22,122)	(20,077)	(14,981)
Noninterest-earning assets	125,774	124,561	126,457
Total assets	$2,806,480	$2,816,619	$2,558,442

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,846,318	$1,847,788	$1,480,288
FHLB and Federal Reserve borrowings	125,250	123,578	119,025
Subordinated notes	52,242	52,186	32,564
Total interest-bearing liabilities	2,023,810	2,023,552	1,631,877
Noninterest-bearing liabilities:
Noninterest-bearing deposits	512,956	527,562	673,949
Other liabilities	24,228	23,850	20,103
Total noninterest-bearing liabilities	537,184	551,412	694,052
Total shareholders’ equity	245,486	241,655	232,513
Total liabilities and shareholders’ equity	$2,806,480	$2,816,619	$2,558,442

Yields/Cost of funds (annualized)
Interest-bearing deposits in other financial institutions	5.00%	4.92%	2.06%
Investment securities	3.09	3.14	2.97
Correspondent bank stock	7.81	6.58	8.70
Loans	5.43	5.47	4.49
Mortgage loans held for sale	6.70	5.82	5.40
Total interest-earning assets	5.35	5.38	4.34
Interest-bearing deposits	3.75	3.44	0.73
Cost of deposits	2.94	2.68	0.50
FHLB and Federal Reserve borrowings	4.58	4.42	2.22
Subordinated notes	6.08	5.47	4.41
Total interest-bearing liabilities	3.86	3.56	0.91
Net interest margin	2.46	2.73	3.74
Net interest rate spread	1.49	1.82	3.44
(1) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except share and per share amounts)	2023	2023	2022
Asset Quality
Non-performing loans	$56,146	$10,273	$3,744
Non-performing assets	56,146	10,273	3,931
Net charge-offs	190	8	32
Non-performing loans to total loans	2.21%	0.41%	0.16%
Non-performing assets to total assets	1.87	0.36	0.14
Allowance for credit losses to non-performing loans(3)	41.28	214.58	429.51
Allowance for credit losses to total loans(3)	0.92	0.89	0.69
Allowance for credit losses to adjusted loans(1)(3)	0.92	0.89	0.77
Net charge-offs to average loans(2)	0.01	*	*

Assets Under Management	$6,395,786	$6,503,964	$5,918,403

Market Data
Book value per share at period end	25.76	25.38	24.74
Tangible book value per common share(1)	22.42	22.03	21.35
Weighted average outstanding shares, basic	9,553,331	9,532,397	9,481,311
Weighted average outstanding shares, diluted	9,743,270	9,686,401	9,673,078
Shares outstanding at period end	9,560,209	9,545,071	9,492,006

Consolidated Capital
Tier 1 capital to risk-weighted assets	9.32%	9.26%	9.54%
CET1 to risk-weighted assets	9.32	9.26	9.54
Total capital to risk-weighted assets	12.45	12.41	11.84
Tier 1 capital to average assets	7.96	7.80	8.18

Bank Capital
Tier 1 capital to risk-weighted assets	10.42	10.34	10.32
CET1 to risk-weighted assets	10.42	10.34	10.32
Total capital to risk-weighted assets	11.31	11.23	11.09
Tier 1 capital to average assets	8.88	8.70	8.84
____________________
(1) Represents a Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for a reconciliation of our Non-GAAP measures to the most directly comparable GAAP financial measure.
(2) Value results in an immaterial amount.
(3) Allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP. Total loans does not include loans accounted for under the fair value option.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)
Reconciliations of Non-GAAP Financial Measures

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except share and per share amounts)	2023	2023	2022
Tangible Common
Total shareholders' equity	$246,256	$242,242	$234,862
Less: goodwill and other intangibles, net	31,916	31,977	32,181
Tangible common equity	$214,340	$210,265	$202,681

Common shares outstanding, end of period	9,560,209	9,545,071	9,492,006
Tangible common book value per share	$22.42	$22.03	$21.35
Net income available to common shareholders	3,118	1,506	6,221
Return on tangible common equity (annualized)	5.82%	2.86%	12.28%

Efficiency
Non-interest expense	$18,314	$18,519	$19,260
Less: amortization	62	62	77
Less: acquisition related expenses	30	14	154
Adjusted non-interest expense	$18,222	$18,443	$19,029

Total income before non-interest expense	$22,536	$20,554	$27,495
Less: unrealized (loss)/gain recognized on equity securities	(19)	(11)	75
Less: net loss on loans accounted for under the fair value option	(252)	(1,124)	(134)
Less: net gain on equity interests	—	—	6
Less: impairment of contingent consideration assets	—	(1,249)	—
Plus: provision for credit losses(1)	329	1,843	1,756
Gross revenue	$23,136	$24,781	$29,304
Efficiency ratio	78.76%	74.42%	64.94%

Allowance for Credit Loss to Adjusted Loans
Total loans held for investment	2,536,503	2,501,926	2,354,898
Less: loans acquired(2)	—	—	248,573
Less: PPP loans(3)	4,876	5,558	6,905
Less: loans accounted for under fair value	16,105	18,274	22,648
Adjusted loans	$2,515,522	$2,478,094	$2,076,772

Allowance for credit losses(1)	$23,175	$22,044	$16,081
Allowance for credit losses to adjusted loans(1)	0.92%	0.89%	0.77%
___________________
(1) Provision and allowance for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.
(2)As of September 30, 2023 and June 30, 2023, acquired loans totaling $216.1 million and $225.4 million, respectively, are included in the allowance for credit loss calculation and are therefore not removed in calculating adjusted total loans.
(3)As of September 30, 2023 and June 30, 2023, the adjustment for PPP loans includes acquired PPP loans as acquired loans are included in total loans held for investment as a result of the adoption of ASC 326. As of September 30, 2022, the adjustment for PPP loans did not include acquired PPP loans, as those were already included in the loans acquired adjustment.

First Western Financial, Inc.
Consolidated Financial Summary (unaudited) (continued)

	As of or for the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except share and per share data)	2023	2023	2022
Adjusted Net Income Available to Common Shareholders
Net income available to common shareholders	$3,118	$1,506	$6,221
Plus: impairment of contingent consideration assets	—	1,249	—
Plus: acquisition related expenses	30	14	154
Less: income tax impact from impairment of contingent consideration assets	—	325	—
Less: income tax impact from acquisition related expenses	8	4	38
Adjusted net income available to shareholders	$3,140	$2,440	$6,337

Pre-Tax, Pre-Provision Net Income
Income before income taxes	$4,222	$2,035	$8,235
Plus: provision for credit losses	329	1,843	1,756
Pre-tax, pre-provision net income	$4,551	$3,878	$9,991

Adjusted Basic Earnings Per Share
Basic earnings per share	$0.33	$0.16	$0.66
Plus: impairment of contingent consideration assets net of income tax impact	—	0.09	—
Plus: acquisition related expenses net of income tax impact	*	*	0.01
Adjusted basic earnings per share	$0.33	$0.25	$0.67

Adjusted Diluted Earnings Per Share
Diluted earnings per share	$0.32	$0.16	$0.64
Plus: impairment of contingent consideration assets net of income tax impact	—	0.09	—
Plus: acquisition related expenses net of income tax impact	*	*	0.02
Adjusted diluted earnings per share	$0.32	$0.25	$0.66

Adjusted Return on Average Assets (annualized)
Return on average assets	0.44%	0.21%	0.97%
Plus: impairment of contingent consideration assets net of income tax impact	—	0.13	—
Plus: acquisition related expenses net of income tax impact	0.01	0.01	0.02
Adjusted return on average assets	0.45%	0.35%	0.99%

Adjusted Return on Average Shareholders' Equity (annualized)
Return on average shareholders' equity	5.08%	2.49%	10.70%
Plus: impairment of contingent consideration assets net of income tax impact	—	1.53	—
Plus: acquisition related expenses net of income tax impact	0.04	0.02	0.20
Adjusted return on average shareholders' equity	5.12%	4.04%	10.90%

Adjusted Return on Tangible Common Equity (annualized)
Return on tangible common equity	5.82%	2.86%	12.28%
Plus: impairment of contingent consideration assets net of income tax impact	—	1.76	—
Plus: acquisition related expenses net of income tax impact	0.04	0.02	0.23
Adjusted return on tangible common equity	5.86%	4.64%	12.51%
* Represents an immaterial impact to adjusted earnings per share.